POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned Jonathon David Kosoff, hereby constitutes and appoints each of John Hazen and James M Watkins and each of them acting individually, his true and lawful attorneys-in-fact to:

1. execute and file for and on behalf of the undersigned Forms 3, 4 and 5 (including any amendments thereto and any successors to such Forms) relating to the securities of Boot Barn Holdings, Inc. (the “Company”), including without limitation the Company’s Common Stock, par value $0.0001 per share, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority, including the New York Stock Exchange or such other exchange on which the Company’s securities may trade from time to time; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned , it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution, resubstitution, or revocation, hereby ratifying and confirming that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned caused this Power of Attorney to be executed as of this 27th day of January, 2025.

/s/ Jonathon David Kosoff

Jonathon David Kosoff